Exhibit 99.1


                         HUDSON CHARTERED BANCORP, INC.
              REPORTS FIRST QUARTER 1998 EARNINGS OF $2.1 MILLION.
                   RESULTS, EXCLUDING MERGER RELATED EXPENSES,
                       UP 10.4% OVER SAME PERIOD LAST YEAR

LaGrangeville, New York

April 27, 1998

Hudson Chartered Bancorp, Inc. (AMEX; HCK) today reported net income for the first quarter of 1998 of $2.1 million ($.29 per diluted share). Excluding the after-tax effect of merger related expenses of $263,000, net income was $2,362,000, or $.32 per diluted share. These results compare to the Company's net income for the first quarter of 1997 of $2,139,000 ($.29 per diluted share). For the first quarter of 1998, excluding merger related expenses, the Company's return on average assets was 1.27% (vs. 1.23% for the first quarter of 1997) and its return on average equity was 13.27% (vs. 13.11% for the same quarter of 1997). (Comparative per share data for 1997 has been restated to reflect a three for two stock split in October 1997.)

Mr. T. Jefferson Cunningham III, Chairman, said, "We are pleased with our underlying first quarter performance. For the quarter, higher net interest income and somewhat lower provisioning expense more than offset a modest decline in other income, while all other operating expenses (excluding merger related expenses) did not exceed those incurred in the first quarter of 1997.

"In the meantime, our proposed merger with Progressive Bank, Inc. has made significant progress. All necessary regulatory consents have been received, proxy statements have been distributed, and we will seek shareholder approval of the merger at our Annual Meeting on May 21, 1998. The post-merger consolidated organization structure and product lines have been agreed (down to and including every department of the Bank) as have the consolidated loan and deposit product lines. Decisions have been made on consolidating six branch offices and the affected customers notified. Assuming shareholder approval, we expect to merge our two companies in early July. We remain optimistic about the prospects for our merger and the opportunities to further enhance shareholder value."

Net interest income for the first quarter of 1998 of $8.0 million was up 3.9% over the $7.7 million for the first quarter of 1997, while the Company's first quarter taxable equivalent net interest margin was 4.92% vs. 5.02% in 1997. The provision for loan losses of $600,000 was $100,000 less than for the first quarter of 1997, reflecting the Company's lower level of non-performing assets and charge-offs relative to the first quarter of 1997. While non-interest income for the first quarter of 1998, at $1.5 million, was $100,000 less than the first quarter of 1997, total non-interest expense for the quarter (excluding pre-tax merger related expenses of $280,000) of $5.4 million was held at the same level as experienced in the first quarter of last year.

As of March 31, 1998, total consolidated assets were $763.2 million, up approximately $31.6 million over year end 1997. While cash and cash equivalents grew by $18 million and investment securities by $16 million, period-end net loan balances declined by less than 1% to $454.5 million. Quarter-end deposits


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of $684.4 million were up approximately $30.3 million over year-end 1997, principally reflecting seasonal growth in municipal account balances.

At quarter-end, the Company's non-performing loans and OREO, totaling $3.9 million, were little changed from the prior year-end figures, while net loan charge-offs for the first quarter of 1998, at $.3 million, were well below the $.6 million for the first quarter of 1997. At March 31, 1998, the Company's loan loss reserve stood at 2.1% of total loans and at 305% of non-performing loans, while the Company's ratio of total non-performing assets to total assets was
 .52%, all little changed from the strong ratios at year-end 1997.

Consolidated shareholders' equity at quarter-end was $72 million, up $1.6 million over year-end 1997. The Company's retained earnings for the quarter ($1.0 million) were complimented by $.7 million of stock issuance proceeds which included $.3 million issued in connection with the purchase of land for the Company's Newburgh branch and normal issuances under the Company's stock option plans and dividend reinvestment plan, offset slightly ($.1 million) by the decrease in unrealized gains, after tax, in the market value of the Company's available-for-sale investment portfolio. The ratio of shareholders' equity to total assets remained strong at quarter-end standing in excess of 9.4%.

Hudson Chartered Bancorp, Inc. is the parent company for FIRST NATIONAL BANK OF THE HUDSON VALLEY, the largest independent commercial bank in the mid-Hudson valley. From its 22 branches in Dutchess, Ulster, Orange and Putnam counties, First Hudson Valley Bank offers individual, business and municipal customers a full range of loan and deposit products and trust and investment services. The common stock of Hudson Chartered Bancorp, Inc. is publicly traded on the American Stock Exchange under the symbol "HCK".

FOR FURTHER INFORMATION, PLEASE CONTACT:


John Charles VanWormer, President             OR            T. Jefferson Cunningham III, Chairman
914-437-4303                                                914-437-4305


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


                         HUDSON CHARTERED BANCORP, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                March 31,     December 31,         March 31,
                                                                    1998             1997               1997
                                                                ---------     -----------         ----------

ASSETS
------
NET LOANS                                                      $454,533         $457,707          $441,746
SECURITIES                                                      214,392          198,579           184,017
CASH & CASH EQUIVALENTS                                          64,682           46,475            46,458
OTHER ASSETS                                                     29,557           28,763            30,410
                                                              ----------      ----------         ----------
TOTAL ASSETS                                                   $763,164         $731,524          $702,631
                                                               ========         ========          ========

LIABILITIES & STOCKHOLDERS' EQUITY
----------------------------------
NON-INTEREST BEARING DEPOSITS                                  $144,398         $151,002          $134,848
INTEREST BEARING DEPOSITS                                       540,038          503,103           496,407
                                                                -------          -------           -------
TOTAL DEPOSITS                                                  684,436          654,105           631,255
OTHER LIABILITIES                                                 6,725            7,061             6,065
STOCKHOLDERS' EQUITY                                             72,003           70,358            65,311
                                                             ----------       ----------        ----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                       $763,164         $731,524          $702,631
                                                               ========         ========          ========

COMMON SHARES OUTSTANDING*                                    7,109,000        7,076,000         7,098,000
BOOK VALUE PER SHARE*                                            $10.13            $9.94             $9.20


              CONDENSED CONSOLIDATED INCOME STATEMENTS (UNAUDITED)
                          THREE MONTHS ENDED MARCH 31,


                                                                                    1998              1997
                                                                                    ----              ----

GROSS INTEREST INCOME                                                            $13,404           $12,692
INTEREST EXPENSE                                                                   5,378             4,965
                                                                               ---------         ---------
NET INTEREST INCOME                                                                8,026             7,727
PROVISION FOR LOAN LOSSES                                                            600               700
                                                                              ----------         ---------
NET INTEREST INCOME AFTER
   PROVISION FOR LOAN LOSSES                                                       7,426             7,027
SERVICE CHARGES, COMMISSIONS & FEES                                                  905             1,020
TRUST INCOME                                                                         220               163
SECURITY & LOAN SALE GAINS                                                           105                33
OTHER INCOME                                                                         246               361
                                                                              ----------        ----------
TOTAL NON-INTEREST INCOME                                                          1,476             1,577
GROSS OPERATING INCOME                                                             8,902             8,604
SALARIES & BENEFITS                                                                3,048             3,020
OCCUPANCY & EQUIPMENT                                                              1,031             1,069
MERGER RELATED EXPENSES                                                              280
OTHER EXPENSES                                                                     1,331             1,327
                                                                               ---------         ---------
TOTAL NON-INTEREST EXPENSE                                                         5,690             5,416
INCOME BEFORE INCOME TAXES                                                         3,212             3,188
INCOME TAXES                                                                       1,113             1,049
                                                                               ---------         ---------
NET INCOME                                                                      $  2,099          $  2,139
                                                                                ========          ========

MEMO:
-----

INCOME BEFORE TAXES (PRE-MERGER EXPENSES)                                         $3,492
INCOME TAXES (PRE-MERGER EXPENSES)                                                 1,130
                                                                                 -------
NET INCOME (EXCLUDING MERGER EXPENSES)                                            $2,362
                                                                                  ======

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


WEIGHTED AVERAGE BASIC COMMON SHARES*                                         7,094,000         7,103,000
WEIGHTED AVERAGE FULLY DILUTED COMMON SHARES*                                 7,325,000         7,338,000

AS REPORTED:
------------

BASIC EARNINGS PER COMMON SHARE*                                                  $0.30             $0.30
DILUTED EARNINGS PER COMMON SHARE*                                                $0.29             $0.29
RETURN ON ASSETS                                                                   1.13%             1.23%
RETURN ON EQUITY                                                                  11.80%            13.11%
NET INTEREST MARGIN (TAX EQUIVALENT)                                               4.92%             5.02%

EXCLUDING MERGER EXPENSES:
--------------------------

BASIC EARNINGS PER COMMON SHARE                                                   $0.33             $0.30
DILUTED EARNINGS PER COMMON SHARE                                                 $0.32             $0.29
RETURN ON ASSETS                                                                   1.27%             1.23%
RETURN ON EQUITY                                                                  13.27%            13.11%


* DATA ADJUSTED FOR 50% STOCK DIVIDEND DECLARED SEPTEMBER 25, 1997



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